UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2007
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 381-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 hereof is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 19, 2007, Enterprise Products Operating LLC (the “Borrower”), a Texas limited liability company and the operating subsidiary of Enterprise Products Partners L.P. (the “Company”), executed an Amended and Restated Revolving Credit Agreement totaling $1.75 billion (the “Restated Credit Agreement”). The Restated Credit Agreement replaces the existing $1.25 billion Multi-Year Revolving Credit Agreement dated as of August 25, 2004 (the “Existing Credit Facility”) entered into by the Borrower’s predecessor in interest, Enterprise Products Operating L.P., a Delaware limited partnership. The Restated Credit Agreement is attached hereto as Exhibit 10.1. The description of the Restated Credit Agreement is qualified by reference to the text of Exhibit 10.1.
     The Borrower’s obligations under the Restated Credit Agreement are not secured by any collateral; however, they are guaranteed by the Company pursuant to an Amended and Restated Guaranty Agreement, a copy of which is attached hereto as Exhibit 10.2. Amounts borrowed under the Restated Credit Agreement mature on November 19, 2012, although the Borrower is permitted, on the maturity date, to convert the principal balance of the revolving loans then outstanding into a non-revolving one-year term loan (referred to herein as the “term-out option”).
     On a quarterly basis, the Borrower is required to pay a facility fee on each lender’s commitment irrespective of commitment usage.
     The applicable rate spread for Eurodollar loans and the applicable rate for the facility fee is a rate per annum as follows:

Index Debt Ratings:
(Moody’s/S&P/Fitch)	Eurodollar Spread	Facility Fee Rate
Category 1 ≥ A3/A-/A-	0.210%	0.065%
Category 2 Baa1/BBB+/BBB+	0.270%	0.080%
Category 3 Baa2/BBB/BBB	0.350%	0.100%
Category 4 Baa3/BBB-/BBB-	0.500%	0.125%
Category 5 < Baa3/BBB-/BBB-	0.575%	0.175%
     The applicable Eurodollar spread will be increased by 0.100% per annum for each day that the total outstanding loans and letter of credit obligations under the facility exceeds fifty percent (50%) of the total lender commitments. Also, upon the conversion of the revolving loans to term loans pursuant to the term-out option described above, the applicable Eurodollar spread will increase by 0.125% per annum and, if immediately prior to such conversion, the total amount of outstanding loans and letter of credit obligations under the facility exceeds fifty percent (50%) of the total lender commitments, the applicable Eurodollar spread with respect to the term loans will increase by an additional 0.10% per annum.
     The Borrower may increase the amount that may be borrowed under the facility, without the consent of the lenders, by an amount not exceeding $500 million by adding to the facility one or more new lenders and/or requesting that the commitments of existing lenders be increased, although none of the existing lenders has agreed to or is obligated to increase its existing commitment. The Borrower may request unlimited one-year extensions of the maturity date by delivering a written request to the administrative agent, but any such extension shall be effective only if consented to by the required lenders in their sole discretion.
     The Restated Credit Agreement contains customary representation, warranties, covenants and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of amounts borrowed under the Restated Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Agreement dated as of November 19, 2007 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Wachovia Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citibank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, and SunTrust Bank, Mizuho Corporate Bank, Ltd. and The Bank of Nova Scotia, as Co-Documentation Agents.

10.2	Amended and Restated Guaranty Agreement dated as of November 19, 2007 executed by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	ENTERPRISE PRODUCTS GP, LLC,
its General Partner

Date: November 20, 2007	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Revolving Credit Agreement dated as of November 19, 2007 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Wachovia Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citibank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, and SunTrust Bank, Mizuho Corporate Bank, Ltd. and The Bank of Nova Scotia, as Co-Documentation Agents.

10.2	Amended and Restated Guaranty Agreement dated as of November 19, 2007 executed by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent.